Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2011, relating to the financial statements which appear in Helicos BioSciences Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010.

Boston, Massachusetts
March 31, 2011